Exhibit 1.01

Inogen, Inc.

Conflict Minerals Report

For The Reporting Period from January 1, 2019 to December 31, 2019

Cautionary Note Concerning Forward-Looking Statements: This Conflict Minerals Report contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements concerning Inogen’s objectives for its conflict minerals policy and compliance initiatives and actions it intends to take relating to conflict minerals. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from currently anticipated results. When considering forward-looking statements, you should consider, among other factors, the risk factors described in the reports and other filings that Inogen files with the United States Securities and Exchange Commission, including Inogen’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent Quarterly Reports on Form 10-Q. The risk factors included in these filings are not exhaustive, and risks that are not identified therein could materially affect whether Inogen realizes the results anticipated or implied by any forward-looking statements contained in this Conflict Minerals Report. Except as required by law, Inogen disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

Introduction

This Conflict Minerals Report (this “Report”) for Inogen, Inc. (“Inogen” or “we” or “our”) covers the reporting period from January 1, 2019 to December 31, 2019 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at http://investor.inogen.com/. Information contained on, or that can be accessed through, our website, does not constitute part of this Report and inclusion of our website address in this Report is an inactive textual reference only.

In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act relates to conflict minerals and requires companies subject to the Act to file a Form SD annually with the United States Securities and Exchange Commission (“SEC”) to disclose whether the minerals specified in Rule 13p-1 and their derivatives, limited to tungsten, tantalum, tin, and gold (referred to as the “3TG”), used in their products benefitted, directly or indirectly, armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our conflict minerals due diligence measures undertaken, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG contained in components used in our products.

Inogen Background and Covered Products

We are a medical technology company that primarily develops, manufactures and markets innovative portable oxygen concentrators used to deliver supplemental long-term oxygen therapy to patients suffering from chronic respiratory conditions. We manufacture our products at our facilities in Richardson, Texas Goleta, California, and at our contract manufacturer, Foxconn, located in the Czech Republic. In the United States, we market and distribute our products directly to consumers, through a wide variety of direct-to-consumer marketing strategies including a physician referral model, as well as through distributors, resellers, private label partners, and home medical equipment providers. In addition, we sell through distributors, resellers, and home medical equipment providers in certain markets within Europe, the Asia-Pacific region, Latin America, the Middle East, and Africa. Our manufacturing operations require a wide variety of raw materials that we rely on third-party manufacturers to supply.

We have determined that one or more of the 3TG may be necessary to the functionality or production of the oxygen concentrators we manufactured during 2019, including our Inogen One G3, Inogen One G4 and Inogen One G5 and Inogen At Home. As a result, all of our products are considered “covered products” for purposes of this Report.

Our supply chain with respect to the covered products is complex, and there are many third-parties in the supply chain between the original source of the 3TG and the manufacturer of the covered products. We do not purchase raw ore or unrefined 3TG directly and make no purchases in the Covered Countries. As a result and as described more fully below, we rely on our suppliers to provide information on the origin of the conflict minerals contained in our products.

Inogen Reasonable Country of Origin Inquiry

In accordance with Rule 13p-1 and Form SD, we determined that one or more of the 3TG may be necessary to the functionality or production of our products and that such 3TG are incorporated into our products during the manufacturing process. Accordingly, we undertook a reasonable country of origin inquiry (“RCOI”). This good faith RCOI was reasonably designed to determine whether any of the 3TG incorporated into our products originated in the Covered Countries.

Our RCOI consisted principally of submitting the conflict minerals reporting template (the “RMI Template”) prepared by the Responsible Minerals Initiative (“RMI”), formerly the Conflict-Free Sourcing Initiative (“CFSI”), an initiative of the Responsible Business Alliance, to suppliers of components for our products that are considered necessary to the functionality or production of our products and for which any 3TG or their derivatives may be included (“first-tier suppliers”). We reviewed all responses for completeness, reasonableness, and consistency, and we followed up for corrections and clarifications as we determined appropriate.

Inogen’s Due Diligence Process

Our due diligence measures were designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). The objectives of our diligence initiative were to determine, to the best of our ability, whether one or more of the 3TG is incorporated into our products; whether any such 3TG incorporated into our products was necessary for the functionality and/or production of our products; the source and chain of custody of the 3TG necessary for the functionality and/or production of our products; and whether any such 3TG originated in the Covered Countries.  In the event that 3TG from the Covered Countries which benefit armed groups are found in our supply chain, we will take appropriate actions in a timely manner to resolve the situation.

Due diligence measures that we implemented included, but were not limited, to the following:

1.	Establishment of Internal Management Systems

a.

Conflict Minerals Policy. In 2015, we adopted a written policy relating to the use of conflict minerals in our supply chain, which we reviewed and updated in 2017. We have communicated this written policy to our first-tier suppliers.  A copy of Inogen’s Conflict Minerals Policy is publicly available at https://investor.inogen.com/corporate-governance/governance-documents.

b.

Internal Management to Support Supply Chain Due Diligence.  The Inogen finance department has been charged with the management of our conflict minerals program, working in collaboration with members from our operations team in California and Texas and our contract manufacturer in the Czech Republic.

c.

Controls and Transparency. As described above, we undertook a RCOI with respect to conflict minerals in our supply chain by providing the RMI Template to our first-tier suppliers to gather information about their use of 3TG, the smelters and refiners in their supply chain that are included in our products, and the countries of origin for 3TG used in our products. We reviewed all responses for completeness, reasonableness, and consistency. We followed up for corrections and clarifications as we determined appropriate.

d.

Supplier Engagement. We continue to engage actively with our first-tier suppliers to strengthen our relationship with them. We have communicated to our suppliers our commitment to source conflict minerals in a manner that does not, directly or indirectly, benefit armed groups in the Covered Countries. We will consider alternative arrangements for our supply needs if our suppliers are unable to cooperate in our due diligence efforts.

e.

Grievance Mechanism. Our code of conduct includes procedures for reporting violations of our policies, and we provide mechanisms for anonymous reporting of violations or concerns about the conduct of our business, including the implementation and enforcement of our Conflict Minerals Policy.

2.	Identification and Assessment of Risks in the Supply Chain

As discussed above, we identified our first-tier suppliers and relied on them to provide the necessary information about the use of 3TG in the products we purchase and incorporate into the manufacture of our oxygen concentrators, and the source of such 3TG. Similarly, our first-tier suppliers rely on information provided by their suppliers to provide information regarding the country of origin of 3TG included in our products.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

We will review circumstances in which certain suppliers are unable to provide us with complete or reliable responses to the RMI Template including, without limitation, considering whether to continue such contract or relationship or find a replacement supplier.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain. As a result, we do not and cannot conduct any audits directly. Instead, we have supported the development and implementation of independent third-party audits of smelters such as the Responsible Minerals Assurance Program (“RMAP”) by encouraging our suppliers to purchase materials from audited, conflict-free smelters and determining whether the smelters that were used to process these minerals were validated as conflict-free by the RMAP.

5.	Reporting on Supply Chain Due Diligence

We publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at http://investor.inogen.com/. This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Framework, the list of known smelters and refiners utilized in our supply chain identified in our due diligence process, and a description of our products that incorporate 3TG necessary to the functionality or production of such products.

Smelters and Refiners in Inogen’s Supply Chain

We adopted RMI’s industry approach to trace back the origin of 3TG by identifying smelters, refineries, or recyclers and scrap supplier sources. We have leveraged industry initiatives such as the RMAP, which is a voluntary initiative in which an independent third-party audits smelters and refineries to determine if all of the minerals processed by the smelter or refiner originated from conflict free sources. Participation in the RMAP provides us with verified information about the sourcing activities of the smelters and refiners in our supply chain.

As discussed above, we submitted the RMI Template to our first-tier suppliers. Most of the responses received from our first-tier suppliers provided information at company/division levels, rather than specific product/part number levels. As a result, we were unable to determine whether or to what extent any of the 3TG reported as used by these first-tier suppliers was contained specifically in components supplied to us. We also were unable to validate whether the smelters or refiners reported by such first-tier suppliers are actually in our supply chain. Accordingly, based on information that was provided by our first-tier suppliers or that was otherwise obtained through our due diligence process, we are unable to determine and describe all facilities used to process the 3TG contained in our covered products.

Based on the information that was provided by our suppliers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the 3TG contained in the covered products included the smelters and refiners listed in Annex A attached hereto.  This table includes only facilities that are listed in the RMI Smelter Reference List as of May 27, 2020.  An indication of “Conformant” in the far right column of the table indicates that the smelter or refinery has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment or is presently undergoing a re-audit to maintain its “conflict free” designation. An indication of “Active” in the far right column of the table indicates that the smelter or refinery has not yet received a “conflict free” designation, but is undergoing an audit process that will determine such status.  An indication of “Unknown” in the far right column of the table indicates that the smelter or refinery was not included in the RMI “Conformant” or “Active” lists and thus the facility’s designation is undeterminable.

Because the RMI Smelter Reference List generally did not indicate individual countries of origin of the conflict minerals processed by smelters and refiners, we were not able to determine the countries of origin of the 3TG processed by the listed smelters and refiners with greater specificity.  Furthermore, as stated earlier, submission of these smelters by our first-tier suppliers does not guarantee that these smelters or refiners are present in the Company’s supply chain as our first-tier suppliers were generally only able to provide company-level RMI Templates and not able to provide product-level RMI Templates directly linking those smelters or refiners to the covered products. Therefore, based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG contained in the covered products.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Inogen. These statements are based on the infrastructure and information available at the time. A number of factors could introduce errors or otherwise affect our 3TG status. These factors include, but are not limited to, gaps in supplier data; gaps in smelter data; errors or omissions by suppliers; errors or omissions by smelters; the definition of a smelter not being finalized at the end of the 2019 reporting period; all instances of 3TG necessary to the functionality or manufacturing of our products not yet having been identified; gaps in supplier education and knowledge; timeliness of data; public information not discovered during a reasonable search; errors in public data; language barriers and translation; supplier and smelter unfamiliarity with the protocols for identifying and sourcing potential 3TG; oversight or errors in conflict free smelter audits; Covered Countries sourced materials being declared secondary materials; companies going out of business in 2019; certification programs being not equally advanced for all industry segments and metals; and smuggling of 3TG from the Covered Countries to other countries.

Future Steps

We have communicated our expectations to our first-tier suppliers regarding our commitment to sourcing minerals for our products in a manner that does not, directly or indirectly, finance or benefit armed groups in the Democratic Republic of the Congo or adjoining countries. We expect to continue our engagement with our relevant suppliers over the next year to build their knowledge and capacity so they are able to provide us with more complete and accurate information on the source and chain of custody of the 3TG included in components and parts purchased by us and incorporated into our products.

Annex A

2019 Facility and Country List

Compliance
Metal	Smelter	Country	Status
Gold	8853 S.p.A.	ITALY	Conformant
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	Unknown
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	Conformant
Gold	African Gold Refinery	UGANDA	Unknown
Gold	AGR (Perth Mint Australia)	AUSTRALIA	Conformant
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conformant
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Conformant
Gold	Amagasaki Factory, Hyogo Prefecture, Japan	JAPAN	Conformant
Gold	AngloGold Ashanti Brazil	BRAZIL	Conformant
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	CHINA	Unknown
Gold	Argor-Heraeus S.A.	SWITZERLAND	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	Conformant
Gold	ATAkulche	TURKEY	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	Conformant
Gold	Aurubis AG	GERMANY	Conformant
Gold	BALORE REFINERSGA	INDIA	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conformant
Gold	Boliden AB	SWEDEN	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conformant
Gold	Caridad	MEXICO	Unknown
Gold	CCR	CANADA	Conformant
Gold	Cendres + M?taux SA	SWITZERLAND	Conformant
Gold	CGR Metalloys Pvt Ltd.	INDIA	Unknown
Gold	CHALCO Yunnan Copper Co. Ltd.	CHINA	Unknown
Gold	Chimet S.p.A.	ITALY	Conformant
Gold	China Henan Zhongyuan Gold Smelter	CHINA	Conformant
Gold	China's Shandong Gold Mining Co., Ltd	CHINA	Conformant
Gold	Chugai Mining	JAPAN	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Unknown
Gold	DEGUSSA	GERMANY	Unknown
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	Unknown
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Conformant
Gold	Doduco	GERMANY	Conformant
Gold	Dowa	JAPAN	Conformant
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	Conformant
Gold	Ekaterinburg	RUSSIAN FEDERATION	Unknown
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Conformant
Gold	Federal State Unitary Enterprise Moscow Special Processing Plant (FSUE MZSS)	RUSSIAN FEDERATION	Conformant
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown

Compliance
Metal	Smelter	Country	Status
Gold	FSE Novosibirsk Refinery	RUSSIAN FEDERATION	Conformant
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	Unknown
Gold	Fujian Zijin mining stock company gold smelter	CHINA	Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	Unknown
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Great Wall Precious Metals Co,. LTD.	CHINA	Unknown
Gold	Guangdong Gaoyao Co	CHINA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Heimerle + Meule GmbH	GERMANY	Conformant
Gold	Heraeus Ltd. Hong Kong	CHINA	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	Unknown
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Conformant
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	Istanbul Gold Refinery	TURKEY	Conformant
Gold	Italpreziosi	ITALY	Conformant
Gold	Japan Mint	JAPAN	Conformant
Gold	JCC	CHINA	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conformant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Conformant
Gold	KGHM Polska Miedz S.A.	POLAND	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conformant
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	Unknown
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	Unknown
Gold	LinBao Gold Mining	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	L'Orfebre S.A.	ANDORRA	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Marsam Metals	BRAZIL	Conformant
Gold	Materion	UNITED STATES OF AMERICA	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conformant
Gold	MEM(Sumitomo Group)	JAPAN	Conformant
Gold	Metal?rgica Met-Mex Pe?oles, S.A. de C.V	MEXICO	Conformant
Gold	Metallurgie Hoboken Overpelt	BELGIUM	Conformant
Gold	Metalor Switzerland	SWITZERLAND	Conformant

Compliance
Metal	Smelter	Country	Status
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	Conformant
Gold	Mitsui Kinzoku Co., Ltd.	JAPAN	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conformant
Gold	Modeltech Sdn Bhd	MALAYSIA	Unknown
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Conformant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Unknown
Gold	NH Recytech Company	KOREA, REPUBLIC OF	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	Conformant
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	Conformant
Gold	PAMP S.A.	SWITZERLAND	Conformant
Gold	Pease & Curren	UNITED STATES OF AMERICA	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Planta Recuperadora de Metales SpA	CHILE	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	Conformant
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	Unknown
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	Unknown
Gold	Remondis Argentia B.V.	NETHERLANDS	Conformant
Gold	Royal Canadian Mint	CANADA	Conformant
Gold	SAAMP	FRANCE	Conformant
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	Unknown
Gold	Safimet S.p.A	ITALY	Conformant
Gold	SAFINA A.S.	CZECHIA	Active
Gold	Sai Refinery	INDIA	Unknown
Gold	Samdok Metal	KOREA, REPUBLIC OF	Conformant
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	Unknown
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conformant
Gold	Shonan Plant Tanaka Kikinzoku	JAPAN	Conformant
Gold	Shyolkovsky	RUSSIAN FEDERATION	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conformant

Compliance
Metal	Smelter	Country	Status
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Conformant
Gold	Sovereign Metals	INDIA	Unknown
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	Unknown
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Gold	T.C.A S.p.A	ITALY	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conformant
Gold	Tony Goetz NV	BELGIUM	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	Conformant
Gold	Torecom	KOREA, REPUBLIC OF	Conformant
Gold	Umicore Brasil Ltda.	BRAZIL	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Conformant
Gold	Valcambi S.A.	SWITZERLAND	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conformant
Tantalum	Asaka Riken Co., Ltd.	JAPAN	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Conformant
Tantalum	CP Metals Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	F & X	CHINA	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conformant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	Conformant
Tantalum	H.C. Starck Ltd.	JAPAN	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conformant
Tantalum	KEMET Blue Metals	MEXICO	Conformant
Tantalum	LSM Brasil S.A.	BRAZIL	Conformant
Tantalum	Metallurgical Products India Pvt. Ltd. (MPIL)	INDIA	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	Conformant
Tantalum	Mitsui Mining & Smelting	JAPAN	Conformant

Compliance
Metal	Smelter	Country	Status
Tantalum	Molycorp Silmet A.S.	ESTONIA	Conformant
Tantalum	Ningxia Non-Ferrous Metal Smeltery	CHINA	Conformant
Tantalum	Power Resources	NORTH MACEDONIA, REPUBLIC OF	Conformant
Tantalum	QuantumClean	UNITED STATES OF AMERICA	Conformant
Tantalum	Resind Ind e Com Ltda.	BRAZIL	Conformant
Tantalum	RFH	CHINA	Conformant
Tantalum	Solikamsk	RUSSIAN FEDERATION	Conformant
Tantalum	Taki Chemical Co., Ltd.	JAPAN	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	Conformant
Tantalum	ULBA	KAZAKHSTAN	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conformant
Tin	Alent plc	UNITED STATES OF AMERICA	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown
Tin	Brand RBT	INDONESIA	Conformant
Tin	Chengfeng Metals Co Pte Ltd	CHINA	Conformant
Tin	Chenzhou Yun Xiang mining limited liability company	CHINA	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	Conformant
Tin	China Tin (Hechi)	CHINA	Conformant
Tin	China Yunnan Tin Co Ltd.	CHINA	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	Unknown
Tin	Dowa	JAPAN	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Unknown
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Estanho de Rondonia S.A.	BRAZIL	Unknown
Tin	Fenix Metals	POLAND	Conformant
Tin	Funsur Smelter	PERU	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Conformant
Tin	Gejiu Zi-Li	CHINA	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Conformant
Tin	INDONESIAN STATE TIN CORPORATION MENTOK SMELTER	INDONESIA	Conformant
Tin	Jiangxi Nanshan	CHINA	Conformant
Tin	Kundur Smelter	INDONESIA	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conformant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	Conformant

Compliance
Metal	Smelter	Country	Status
Tin	Mineracao Taboca S.A.	BRAZIL	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	Conformant
Tin	Modeltech Sdn Bhd	MALAYSIA	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conformant
Tin	OMSA	BOLIVIA (PLURINATIONAL STATE OF)	Conformant
Tin	Pongpipat Company Limited	MYANMAR	Unknown
Tin	Precious Minerals and Smelting Limited	INDIA	Active
Tin	PT Artha Cipta Langgeng	INDONESIA	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	Conformant
Tin	Resind Ind e Com Ltda.	BRAZIL	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Conformant
Tin	Soft Metais Ltda.	BRAZIL	Conformant
Tin	Super Ligas	BRAZIL	Unknown
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	Conformant
Tin	Thai Solder Industry Corp., Ltd.	THAILAND	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	Conformant
Tungsten	A.L.M.T. Corp.	JAPAN	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conformant
Tungsten	ATI Metalworking Products	UNITED STATES OF AMERICA	Conformant
Tungsten	Chaozhou Xianglu Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	China Molybdenum Co., Ltd.	CHINA	Unknown
Tungsten	China National Non Ferrous	CHINA	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conformant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	Conformant
Tungsten	Human Chun-Chang non-ferrous Smelting & Concentrating Co., Ltd.	CHINA	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Conformant

Compliance
Metal	Smelter	Country	Status
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conformant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	Active
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	Active
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	Conformant
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	Conformant
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	Conformant
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Conformant
Tungsten	Shaoguan Xinhai Rendan Tungsten Industry Co. Ltd	CHINA	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conformant